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                           TELEVISION RIGHTS AGREEMENT


This Agreement is made the 17th day of March, 2002

between:

        (i)     Professional Windsurfers Association
                PO Box 791656
                Paia, Hawaii 96779
                USA

        (Hereinafter "PWA")

Of the one part

and

        (ii)    Sportshows Television Ltd
                60 Parsons Green Lane
                London SW6 4HU
                United Kingdom

        (Hereinafter "STV")

Of the other part

(hereinafter collectively referred to as "the Parties")

(The Professional Windsurfers Association World Tour is referred to within this agreement as PWA World Tour)

(The Events referred to are events within the PWA World Tour)

WHEREAS:

A PWA is the Association of Professional Windsurfers and owns and manages the PWA World Tour as the international governing body with the right to sanction and stage professional windsurfing competitions.

B Sportshows Television Ltd is a company engaged in the production and distribution of television programming and news images.

C PWA wishes to appoint STV as the sole and exclusive rights holder for international television rights to the PWA World Tour.

NOW IT IS HEREBY AGREED With effect from 29 January 2002 as follows:

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1       APPOINTMENT
-------------------

1.2 PWA hereby appoints STV as its sole and exclusive worldwide rights holders with authority to represent the PWA to third parties in regards all television production and distribution relating to the PWA World Tour. This includes all broadcast rights pertaining to this including television and all broadcast mediums, internet, video, DVD, CD and other such recording or broadcasting devices that may be produced or invented.

1.3 PWA hereby appoints STV as its sole and exclusive international rights holders with authority to represent the PWA to third parties in regards all television production and distribution relating to the PWA World Tour, except for discussion with PWA event organiser or potential event organisers, where the communications shall be directed through the PWA.

1.3 PWA authorises STV to enter into contracts for television rights, distribution and placement with third parties relating to the PWA World Tour.

1.4 PWA authorises STV to project, exhibit, and/or perform all or part of the programming or news images in any media, internet or World-Wide Web associated form or any other form of exposure to be created or devised now or in the future in the pursuit of the promotion and publicity for the PWA World Tour.

1.5 PWA authorises STV to publicise and advertise by such means as STV deem necessary in all media forms in the pursuit of the promotion and publicity for the PWA World Tour.

1.6 PWA authorises STV to use any images procured by STV of the PWA World Tour for promotion and publicity of STV in all media forms, Internet or World-Wide Web associated form or any other form of exposure or broadcast to be created or devised now or in the future in perpetuity.

1.7 Should the contract be terminated by PWA, STV shall not produce, broadcast or distribute programs that will conflict with ongoing PWA world tour programming.

2       STV OBLIGATIONS
-----------------------

2.1 STV shall provide copies of all TV and video programming and distribution agreements to PWA of PWA World Tour Programming as and when required and within 14 days of written request being received by STV.

2.2 STV shall provide financial statements of all TV and video programming and distribution sales of PWA World Tour programming to PWA as and when required, and within 14 days of written request being received by STV.

2.3 STV shall provide at no charge one BETA SP master tape in PAL and NTSC of each PWA World Tour programme produced during the period of this contract. Delivery to a UK address as specified by PWA.


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2.4     STV undertakes to produce a minimum of six programmes of approximately
        25 minutes duration during 2002.

2.5 STV undertakes to produce two programmes of approximately 25 minutes duration on the Gran Canaria event in Vargas during 2002.

2.6 STV undertakes to produce two programmes of approximately 25 minutes duration on the Gran Canaria event in Pozo during 2002.

2.7 STV undertakes to do everything possible to uphold the image and reputation of the PWA and professional windsurfing, and that it will at no time knowingly bring the PWA and professional windsurfing into disrepute.

3       RIGHTS
--------------

3.1 The copyright to all images produced by STV from PWA World Tour competitions or productions will be jointly owned by STV and PWA in perpetuity.

3.2 STV will make available copies of any footage required by PWA on an `at cost' basis. These costs to be detailed in a separate addendum.

4       PROGRAMMING SALES
-------------------------

4.1 Any and all sales of PWA World Tour programming will be solely retained by STV in the first two calendar years of this agreement, namely 2002 and 2003.

4.2 STV will provide copies of all signed agreement with broadcasters relating to the PWA TV series each year, within 14 days of signed copies being received by STV provided that STV are at liberty to disclose such documents under the terms of those agreements.

4.3 Such contracts signed by STV and sent to PWA must remain private and confidential, and a separate confidentiality agreement will be signed by STV and PWA relating to this.

4.4 Sales of PWA World Tour programming will be collected from third parties by STV in 2004 and shared on a 50/50 basis with PWA after deducting technical costs of duplication and couriers or any legal costs incurred by STV. A separate addendum will be provided by STV covering these costs. Payments will be made by STV after receipt of cleared funds to STV's bank account.

4.5 Payment will be made by STV to PWA within 14 days of receipt of cleared funds from the third party.

4.6 PWA shall pay STV for TV production and distribution of the two Events in Gran Canaria the total sum of 30,000 (thirty thousand) Euros in the 2002 series, 15,000 (fifteen thousand) Euros per event.


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4.7     Payment for the two events shall be made as follows by PWA to STV's bank account via bank transfer.

        a.      Payment 1 - April 22 2002 - 7,500 Euros.
        b.      Payment 2 - On completion of 2 completed TV programmes -
                            7,500 Euros.
        c.      Payment 3 - July 22 2002 - 7,500 Euros.
        d.      Payment 4 - On completion of 2 completed TV programmes -
                            7,500 Euros.

4.8 PWA shall pay STV a minimum of the same amounts in the 2003 and 2004 seasons for TV production and distribution as specified in clauses 4.4 and 4.5 of this agreement, though the amount of this fee will be renegotiated in January of each year.

4.9 STV shall be entitled to charge interest fees for any late payments at the prevailing UK base bank interest rate at the time.

5       TERM OF APPOINTMENT
---------------------------

5.1 PWA grants STV the rights as set out in this agreement, for a period of four (4) years namely, 2002, 2003, 2004 and 2005.

5.2 STV shall have first option to renew this contract on the same terms as contained within this agreement for the following three years on June 1st 2004.

6       TERMINATION
-------------------

6.1 Either party shall have the right at any time by giving notice in writing to the other to terminate this agreement forthwith upon the occurrence of any one or more of the following events:

6.2 if the other party commits a material breach of any of the terms or conditions of this agreement, and if capable of cure has not been cured the same within thirty (30) days after being called upon to do so by written notice; or

6.3 if the other party becomes insolvent or enters into liquidation (other than a voluntary liquidation for the purposes of reconstruction, amalgamation or similar reorganisation) or enters into any arrangement with it's creditors or takes or suffers any similar action in consequence of debt or has a receiver, administrator or administrative receiver appointed over all or part of its property or assets.

7       LIBRARY
---------------

7.1 STV will archive and store all footage acquired by STV during the term of this agreement.


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7.2     Any sales of PWA World Tour footage to third parties will be shared on a
        50/50 basis with PWA, after any costs incurred by STV have been deducted from the gross sale.

7.3 STV is not liable for any loss, damage or destruction caused by any means to PWA or any third parties footage or materials.

7.4 PWA is not liable for any loss, damage or destruction caused by any means by STV's direct actions.

8       WARRANTIES BY PWA
-------------------------

PWA warrants, and it is a condition of this agreement that:

8.1 it has the sole right and authority to exercise and grant the rights referred to in this agreement.

8.2 it has not nor shall during the term of this agreement, act as or appoint any other person, body or organisation of any kind whatsoever as consultant or representative relating to the international rights of STV under this agreement.

8.3 the rights granted to STV will not infringe or violate any copyright, trade mark, patent right or any other proprietary right or infringe any other rights of any person, firm or corporation.

8.4 it will safeguard the rights which are subject of this agreement including the taking of such steps as may be reasonable to prevent infringement of these rights.

8.5 it has the permission, right and authority of all competitors and sponsors taking part in PWA World Tour Events for STV to use their image, likeness and logo in all media relating to the PWA World Tour without recourse to STV and that PWA will indemnify STV from any legal action, damages or claims by PWA competitors as such.

8.6 that STV may freely use its logos and trademarks during the term of this agreement within its productions and for advertising and promotional use.

8.7 That the PWA will stage and manage a minimum of 6 world tour grand prix or grand slam windsurfing events that constitute and form a part of the world tour in each year of this agreement.

9       CONFIDENTIALITY
-----------------------

9.1 The parties acknowledge that the terms and conditions of this Agreement are confidential and therefore agree to take whatever measures are reasonably necessary to preserve such confidentiality, unless disclosure is required by law. Nevertheless, such information may be disclosed to the extent necessary to the parties' lawyers, agents, financial advisers and

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        others with a need to know in the ordinary course of business, provided that such persons are placed under a similar obligation of confidentiality.

10      GOVERNING LAW
---------------------

10.1 This agreement shall be governed by and construed in all respects in accordance with the Laws of England and shall be subject to the non-exclusive jurisdiction of the English Courts, to which the Parties hereby submit in relation to any dispute thereon.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in two (2) original copies of their duly authorised representatives on the day of the year first before written.


Signed for and on behalf of               Signed for and on behalf of
Sportshows Television, Ltd.               Professional Windsurfers Association


/s/ Clifford Webb                         /s/ Phillip C. McGain
--------------------------------          ------------------------------------
Clifford Webb                             Phillip C. McGain
Managing Director                         Chairman



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